SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014 (September 30, 2014)

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5 Concourse Parkway, Suite 3200

Atlanta, GA 30328

(Address of principal executive offices)

(678) 281-2020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Matters

On September 30, 2014, the United States District Court for the Northern District of Georgia (the “Court”) issued an order granting preliminarily approval of the agreement among the parties to settle all claims in the consolidated stockholder derivative action styled In re Ebix, Inc. Derivative Litigation, File No. 1:13-CV-00062- RWS (N.D. Ga.) and in the stockholder derivative litigation pending in the Superior Court of Fulton County, Georgia styled In re Ebix, Inc. Shareholder Derivative Action, Case No. 2011-cv-205276 (the “Settlement”). A hearing to determine whether the Court should issue an order granting final approval of the Settlement has been scheduled for December 2, 2014, at 9:30 a.m. in Courtroom 2105 at the United States District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, Georgia 30303. Pursuant to the Court’s order, any objections to any aspects of the Settlement must be filed with the Clerk of the Court no later than November 18, 2014. There can be no assurance that the Settlement will be approved by the Court.

Additional information concerning the terms of the proposed Settlement, the December 2, 2014 hearing, and the requirements for objections can be found in the Notice of Proposed Settlement of Derivative Action (the “Notice”), which is attached hereto as Exhibit 99.1. In addition, both the Notice and the Stipulation of Settlement dated as of September 23, 2014 are available for viewing on Ebix’s website at www.Ebix.com. The information on our website is not a part of this Current Report and is not incorporated herein by reference.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Notice of Proposed Settlement of Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name:	Robert Kerris
Title:	EVP, Chief Financial Officer & Corporate Secretary

Dated: October 14, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Proposed Settlement of Derivative Action